ADJUSTABLE RATE NOTE

          THIS NOTE CONTAINS PROVISIONS ALLOWING FOR CHANGES
              IN MY INTEREST RATE AND MY ANNUAL PAYMENT


  $850,000.00            Greenwich, Connecticut       May 24, 1994

  WILLIAM F. RUPRECHT AND ELIZABETH B. RUPRECHT, residing at 80
  Sherwood Avenue, Greenwich, Connecticut ("Borrower").

  1.   BORROWER'S PROMISE TO PAY

       In return for a loan that we have received, we promise to pay U.S. $850,000.00 (this amount is called "Principal"), plus interest, to the order of SOTHEBY'S, INC., a New York corporation (the "lender"). The principal will be disbursed in two parts, a First Portion of $300,000.00 ("First Portion") and a Second Portion of $550,000.00 ("Second Portion") which in the aggregate shall be referred to in this document as Principal. We understand the Lender may transfer this Note. The Lender or anyone who takes this Note by transfer and who is entitled to receive payments under this Note is called the "Note Holder".

  2.   INTEREST

       Interest will be charged on the unpaid Principal until the full amount of Principal has been paid. We will pay interest initially at a yearly rate of five and one-quarter (5.25%) percent. The interest rate we will pay may change in accordance with Section 4 of this Note.

       The interest rate required by this Section 2 and Section 4 of this Note is the rate we will pay before any default described in Section 5 or Section 8(a) of this Note. After any default described in Section 5 or Section 8(a), we will pay interest on the unpaid principal amount at a rate of two (2%) percentage points higher than the rate of interest we were paying at the time of the default ("Default Rate").

  3.   PAYMENTS

            (a)  Time and Place of Payments

                 (i) First Portion: Beginning on June 15, 1994 and on the fifteenth day of each month thereafter until the Maturity Date described below, we will make monthly payments of interest only. Beginning on April 1, 1995 we will make these annual payments of principal. We will make payments on the first day of every April thereafter until the Maturity Date described below.

                 (ii) Second Portion:     Beginning on April 1,
  1994, we will make annual payments of principal and interest.  We

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  will make these payments on the first day of every April
  thereafter until the Maturity Date described below.

                 (iii) Application of Payments:     Our payments in
  (i) and (ii) above will be applied first to any charges or other expenses described below that we may owe under this Note, then to interest and then to principal. If, on May 24, 2009, we still owe amounts under this Note, we will pay those amounts in full on that date, which is called the "Maturity Date".

                 (iv) Application of Excess Bonus: In any year where 50% of the Net Bonus ("Net Bonus") earned by William Ruprecht is in excess of the payments required in (i) and (ii) above, such excess shall be applied to reduce the Principal. The reduction shall be applied first to the Second Portion of the loan and when that has been repaid to the First Portion of the loan. The Net Bonus is the gross bonus amount earned less any applicable federal, state and local income taxes due on account of the bonus.

                 (v) Place of Payments:   We will make our payments
  at 1334 York Avenue, New York, New York, 10021, or at a different place if required by the Note Holder.

            (b)  Amount of Our Annual Principal Payments

                 (i) First Portion: Each of our annual principal payments will be in the amount of U.S. $10,000.00.

                 (ii) Second Portion:     Each of our annual
  principal payments shall be in the amount of U.S. $18,333.33.

            (c)  Payment Changes

            Changes in our total monthly and annual payments will reflect changes in the unpaid principal of our loan and changes in the interest rate that we must pay. The Note Holder will determine our new interest rate and the changed amount of our total monthly and annual payments in accordance with Section 4 of this Note.

  4.   INTEREST RATE AND ANNUAL PAYMENT CHANGES

            (a)  Change Dates

            The interest rate we will pay on both the First and Second Portions may change on the first day of every April, July, October and January. Each date on which our interest rate could change is called a "Change Date".

            (b)  The Interest Rate

            Our interest on the unpaid principal balance of this Note shall be computed at a rate that is equal to two (2%)

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  percent below the prime commercial lending rate as announced on the date hereof by The Chase Manhattan Bank, N.A., at its principal office in New York City ("CMB's Prime Rate"), which rate is not necessarily the lowest rate offered from time to time by CMB.

            Our rate of interest may be increased or decreased, without limitation, at every Change Date during the term of this Note depending on fluctuations in CMB's Prime Rate. Such adjustments to our interest rate will be made and become effective on each Change Date during the term of this Note. If, for any reason, CMB no longer announces a "prime" rate of interest, the "prime" rate of interest for purposes of this Note shall be the "prime" rate of interest as published in the Wall
                                                            ----
  Street Journal, Eastern Edition.
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            (c)  Notice of Change

            The Note Holder will deliver or mail to us a notice of any change in our interest rate upon the effective date of any change. The notice will include information required by law to be given us and also the title and telephone number of a person who will answer any question we may have regarding the notice.

            (d)  Notice of Annual Payment Amount

            The Note Holder will calculate the amount of interest on the unpaid principal that has accrued and is payable on the fifteenth day of each month for the First Portion beginning on June 15, 1994 and on the first day of April of each year beginning April 1, 1995, and will notify us in a Loan Statement issued by the Personnel Department during the first quarter of the fiscal year of the total amount of principal and interest due.

  5.   ACCELERATION

       The full amount of the unpaid principal balance of this Note together with all accrued interest shall be due and payable to the Note Holder, at its option, on the earlier to occur of the following events:

       (i)  Ninety (90) days after the date on which William
  Ruprecht's employment with the Lender is terminated, for any reason, including his retirement or the involuntary termination of his employment;

       (ii) The sale or other transfer of the Property described in the mortgage given to secure this Note;

       (iii) Failure to furnish to Lender, within thirty (30) days of the receipt of written demand, any documentation requested pursuant to the Guarantee of Compliance executed by us;

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       (iv) One hundred eighty (180) days after William Ruprecht's death or disability;

       (v) Six (6) months after notice, for any reason, from the Note Holder; or

       (vi) The granting of any additional mortgage, lien or security interest in the Property.

       From the time of a default until all of our obligations under the Note are paid in full, we will pay interest at the Default Rate.

  6.   BORROWER'S RIGHT TO REPAY

       We have the right to make payments of principal at any time before they are due. A payment of the principal only is known as a "prepayment". When we make a prepayment, we will tell the Note Holder in writing that we are doing so.

  7.   LOAN CHANGES

       If a law, which applies to this loan and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this loan exceed the permitted limits, then: (i) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (ii) any sums already collected from us which exceeded permitted limits will be refunded to us. The Note holder may choose to make this refund by reducing the principal we owe under this Note or by making a direct payment to us. If a refund reduces principal, the reduction will be treated as a partial prepayment.

  8.   BORROWER'S FAILURE TO PAY AS REQUIRED

       (a)  Default

       If we do not pay the full amount of each monthly and annual payment on the date it is due, we will be in default.

       (b)  Notice of Default

       If we are in default, the Note Holder may send us a written notice telling us that if we do not pay the overdue amount by a certain date, the Note Holder may require us to pay immediately the full amount of principal which has not been paid and all the interest that we owe on that amount. That date must be at least thirty (30) days after the date on which the notice is delivered or mailed to us. From the date of default until we pay all amounts due, in full, we will pay interest at the Default rate.

       (c)  No Waiver By Note Holder

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       Even if, at a time when we are in default, the Note Holder does not require us to pay immediately in full as described above, the Note Holder will still have the right to do so if we are in default at a later time.

       (d)  Payment of Note Holder's Costs and Expenses

       If the Note Holder has required us to pay immediately in full as described above, the Note Holder will have the right to be paid back by us for all of its costs and expenses in enforcing this Note to the extent not prohibited by applicable law. Those expenses include, for example, reasonable attorney's fees.

  9.   GIVING OF NOTICES

       Unless applicable law requires a different method, any notice that must be given to us under this Note will be given by delivering it or by mailing it by first class mail to us at the Property address in Section II below or at different address if we give the Note Holder notice of our different address.

       Any notice that must be given to the Note Holder under this Note will be given by mailing it by first class mail to the Note Holder at the address stated in Section 3(a) above or at a different address if we are given notice of that different address.

  10.  Waivers

       We waive the rights of presentment and notice of dishonor. "Presentment" means the right to require the Note Holder to demand payment of amounts due. "Notice of dishonor" means the right to require the Note Holder to give notice to other persons that amounts due have not been paid.

  11.  SECURITY

       This Note is secured by a mortgage on our property known as 80 Sherwood Avenue, Greenwich, Connecticut (the "Property").


                                /s/ William F. Ruprecht
                                ----------------------------------
                                William F. Ruprecht, Borrower


                                /s/ Elizabeth B. Ruprecht
                                ----------------------------------
                                Elizabeth B. Ruprecht, Borrower